SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - December 30, 2003
                        (Date of Earliest Event Reported)


                                   WICKES INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                           Commission File No. 1-14967


          Delaware                                       36-3554758
   ------------------------                         --------------------
   (State of Incorporation)                         (I.R.S. Employer
                                                     Identification No.)

             706 North Deerpath Drive, Vernon Hills, Illinois 60061
             ------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (847) 367-3400



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Item 5.  Other Events

         Extension of Exchange Offer

     On December 30, 2003, Wickes Inc. ("Wickes"), announced that (i) it has extended the expiration date of the exchange offer to 5:00 p.m., New York City time, on Friday, January 9, 2004, and (ii) the Company is engaged in discussions with Imagine Investments and its lending syndicate led by Merrill Lynch Capital regarding financing for the Company's exchange offer if holders of less than $20,067,000 of senior subordinated notes (the currently required minimum amount) are validly tendered and not withdrawn prior to the expiration date.

     On December 16, 2003 the Company amended its exchange offer to allow tendering note holders to elect to receive for each $1,000 principal amount of senior subordinated notes tendered, either (i) $500 in cash and $250 principal amount of new 10% Convertible Notes due 2007, (ii) $1,250 principal amount of new convertible notes, or (iii) $650 in cash. In any case, if the exchange offer is completed, tendering note holders will also receive accrued and unpaid interest on the subordinated notes at the existing coupon rate from June 16, 2003 through the closing date of the exchange offer.

     To date, holders of $10,922,000, or approximately 51.7 percent, of the outstanding principal amount of senior subordinated notes have tendered their notes for exchange. This amount includes $3,549,515 principal amount of senior subordinated notes tendered by the largest holder of notes, Barry Segal of Bradco Supply, representing approximately 16.8 percent of the outstanding senior subordinated notes.

     The Company encourages note holders to communicate directly with Wickes senior management. Please contact James A. Hopwood, Chief Financial Officer, toll free at (800) 360-9457, or direct dial at (847) 367-3552 to discuss this time sensitive matter.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

         Exhibit Number             Description
         --------------             -----------
         99.1                       Press Release dated December 30, 2003





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WICKES INC.



Date:  December 31, 2003                    By:     /s/ James A. Hopwood
                                                    --------------------
                                                    James A. Hopwood
                                                    Senior Vice President and
                                                    Chief Financial Officer